GUARANTY
(GLOBAL WATER HOLDINGS, INC.)

April 30, 2021

    This Guaranty (as modified from time to time, the “Guaranty”) has been executed by GLOBAL WATER HOLDINGS, INC., an Arizona corporation (“Guarantor”), with Guarantor’s principal residence or office at 21410 North 19th Avenue, Suite 220, Phoenix, Arizona 85027, in favor of THE NORTHERN TRUST COMPANY, an Illinois banking corporation (“Lender“), with a banking office at 50 South LaSalle, Chicago, IL 60603. If more than one party executes this Guaranty, “Guarantor” refers to each of them individually and some or all of them collectively, and their obligations hereunder shall be joint and several. If any party comprising “Guarantor” is a trustee(s), “Trust Agreement” means the governing trust agreement and/or instruments governing the trust, as modified from time to time, and all related documents and instruments, and “Guarantor” also refers to the trustee(s) in its capacity as such and the trust individually and collectively. Various capitalized terms have the meanings set forth in the Section entitled “DEFINITIONS.”

    In consideration of Lender's extension of new financial accommodations or continuation of existing financial accommodations to GLOBAL WATER RESOURCES, INC., a Delaware corporation (such other person(s) or entity(ies), individually and collectively, the “Company”), and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor agrees as follows:

1.    DEFINITIONS.

    (a)    As used in this Guaranty the following terms shall have the indicated meanings:

    “Anti-Terrorism Law” means any law relating to terrorism or money-laundering, including Executive Order No. 13224 and the USA Patriot Act.

    “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. §1 et. seq.), as amended from time to time, and any successor statute.

    “Constituent Documents” means the articles or certificate of incorporation, by-laws, partnership agreement, certificate of limited partnership, limited liability company operating agreement, limited liability company articles of organization or certificate of formation, trust agreement, and all other documents and instruments pertaining to the formation and ongoing existence of any person which is not a natural person.

    “Credit Support Party” means any person, or any persons severally, who now or hereafter guarantees payment or collection of all or any part of the Liabilities or provides any collateral to secure the Liabilities.

    “Dollar” and “$” means lawful money of the United States of America, unless otherwise specified.

    “Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guaranty hereunder of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guaranty hereunder or security interest is or becomes illegal.

    “Lender Affiliate” means Northern Trust Corporation or any direct or indirect subsidiary thereof (other than Lender itself).

    “Liabilities”—see Section entitled “LIABILITIES COVERED.”

    “Payment Event”—see Section entitled “WHEN PAYMENT BY GUARANTOR REQUIRED.”

    The term “person” means any individual, corporation, company, limited liability company, voluntary association, partnership, trust, estate, unincorporated organization, other entity, or government (or any agency, instrumentality, or political subdivision thereof).

    “Prohibited Person” means: (i) a person that is listed in the Annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (ii) a person owned or controlled by, or acting for or on behalf of, any person that is listed in the Annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (iii) a person with whom Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (iv) a person who commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224; (v) a person that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website or at any replacement website or at any other official publication of such list; and (vi) a person who is affiliated with a person described in clauses (i) – (v) above.

    “Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a “keepwell, support or other agreement” under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

    “Related Document(s)” means this Guaranty and any note, application and agreement for letter of credit (reimbursement agreement), Swap Agreement, mortgage, deed of trust, security or pledge agreement, or other agreement, document or instrument previously, now or hereafter delivered to Lender in connection with the Liabilities.

    “Related Party(ies)” means the Company, any Credit Support Party, any Subsidiary, and, in addition: (i) as to any Guarantor which is a natural person, trusts for the benefit of Guarantor; and (ii) as to any Guarantor which is not a natural person, to the extent applicable, any general or limited partner, controlling shareholder, joint venturer, member or manager, of Guarantor.

    “Subsidiary” means any corporation, partnership, limited liability company, joint venture, trust, or other legal entity of which Guarantor owns directly or indirectly 50% or more of the outstanding voting stock or interest, or of which Guarantor has effective control, by contract or otherwise.

    “Swap Agreement” means any agreement, document or instrument executed or delivered by the Company or Guarantor pertaining to any Swap Obligation.

    “Swap Obligation” means, with respect to the Company or any Guarantor, any obligation to pay or perform under any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1(a)(47) of the Commodity Exchange Act, as amended from time to time, if entered into with Lender or any Lender Affiliate.

    “USA Patriot Act” means the “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” (Public Law 107-56, signed into law on October 26, 2001), as amended from time to time.

    (b)    As used in this Guaranty, unless otherwise specified: the term “including” means “including without limitation”; the term “days” means “calendar days”; and terms such as “herein,” “hereof” and words of similar import refer to this Guaranty as a whole. Unless otherwise defined herein or the context requires otherwise, all terms (including those not capitalized) that are defined in the Uniform Commercial Code of New York shall have the same meanings herein as in such Code, as such Code may be amended from time to time (the “UCC”); however, no amendment to the UCC after the date hereof shall limit any rights of Lender hereunder or in connection herewith. Unless the context requires otherwise, wherever used herein the singular shall include the plural and vice versa, and the use of one gender shall also denote the others. Captions herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof; references herein to sections or provisions without reference to the document in which they are contained are references to this Guaranty.

2.    LIABILITIES COVERED.

    (a)    Guarantor hereby guarantee(s) absolutely and unconditionally the prompt payment and performance when due, whether at maturity, by declaration, by demand or otherwise, and at any and all times thereafter, of all indebtedness and other obligations of every kind and nature of the Company to Lender, direct or indirect, absolute or contingent, due or to become due, now or hereafter existing, joint, several or joint and several (all such indebtedness and other obligations being hereinafter collectively called the “Liabilities”). Notwithstanding the foregoing, the term “Liabilities” includes all Swap Obligations except for any Excluded Swap Obligations, which shall not be guaranteed pursuant to the terms hereof.

    (b)    Notwithstanding (a) of this Section, the right of recovery against Guarantor is limited as to principal to the amount of $UNLIMITED, plus the interest on such amount and any related amounts such as breakage and prepayment fees. The creation or existence from time to time of Liabilities in excess of the amount to which the right of recovery under this Guaranty is limited is hereby authorized without notice to Guarantor and shall in no way affect or impair this Guaranty. If the word “UNLIMITED” is inserted in the previous sentence after the dollar sign, Guarantor expressly agrees that the right of recovery against Guarantor hereunder is without limit.

    (c)    To the extent that (i) there is more than one guarantor of the Liabilities and (ii) Guarantor is a Qualified ECP Guarantor, Guarantor hereby jointly, severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other guarantor to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this subsection (c) for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this subsection (c), or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of any Qualified ECP Guarantor under this subsection (c) shall remain in full force and effect until the Liabilities have been paid and performed in full and Lender has no further commitment to lend to the Company. Such Qualified ECP Guarantor intends that this subsection (c) constitute, and this subsection (c) shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

    (d)    The right of recovery under this Guaranty is in addition to and not in contravention of the amounts Lender may recover against Guarantor under any and all other guaranties or other Related Documents previously, now or hereafter executed by Guarantor, whether pertaining to the Company or to any other person.

3.    WHEN PAYMENT BY GUARANTOR REQUIRED.

    (a)    For purposes of this Guaranty, “Payment Event” means the occurrence of any of the following:

        (i)    a default, event of default or similar event occurs under any note, mortgage, deed of trust, pledge agreement, security agreement, letter of credit reimbursement agreement, Swap Agreement, or other Related Document, and shall continue beyond any applicable notice, grace or cure period set forth in such Related Document; or Guarantor shall die or be declared legally incompetent; or

        (ii)    any bankruptcy, insolvency, reorganization, arrangement, readjustment, liquidation, dissolution, or similar proceeding, domestic or foreign, is instituted by or against Guarantor or the Company, and, if instituted against Guarantor or the Company, shall not be dismissed or vacated within sixty (60) days after the filing or other institution thereof; or

        (iii)    Guarantor or the Company shall become insolvent, generally shall fail or be unable to pay its debts as they mature, shall admit in writing its inability to pay its debts as they mature, shall make a general assignment for the benefit of its creditors, shall enter into any composition or similar agreement, or shall suspend the transaction of all or a substantial portion of its usual business.

    (b)    If a Payment Event occurs, Guarantor agrees to pay Lender immediately upon Lender’s demand the full amount of all Liabilities. If a Payment Event specified in (ii) or (iii) of subsection (a) of this Section occurs, Guarantor’s obligation to pay all Liabilities (principal, interest and other amounts) shall be immediately and automatically due and payable without notice, demand or other action of any kind.

4.    NO RELIANCE ON LENDER. Guarantor represents and warrants to Lender that in making its decision to enter into this Guaranty, Guarantor has independently taken whatever steps Guarantor considers necessary to evaluate the condition and affairs of the Company without reliance upon Lender, and has made an independent judgment. As long as this Guaranty remains in effect, Guarantor will continue to make an independent evaluation of the financial condition and affairs of the Company without reliance upon Lender. Lender has no obligation to provide to Guarantor any financial or other information concerning the Company.

5.    TERM OF GUARANTY; REINSTATEMENT. This Guaranty shall remain in full force and effect until all Liabilities have been paid and performed in full and until Lender has not extended to the Company any committed or uncommitted loan or other credit facility of any kind. This Guaranty and Guarantor’s obligations hereunder may not be amended or waived without the prior written consent of Lender, and shall remain in effect notwithstanding that at any particular time there shall be no Liabilities outstanding. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of the Liabilities to Lender is rescinded or must otherwise be returned by Lender upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment to Lender had not been made.

6.    WAIVERS OF DEFENSES AND COUNTERCLAIMS. Without limiting any other provision hereof, Guarantor irrevocably waives and relinquishes any setoff, defense or counterclaim that is or may be available to an accommodation party, co-signer, guarantor or surety at law or in equity. Without limiting the generality of the previous sentence or of any other protection to Lender hereunder or at law or in equity:

    (a)    Lender may at any time and from time to time, without notice to Guarantor, take any or all of the following actions without affecting or impairing the liability of Guarantor on this Guaranty: (i) renew or extend time of payment of the Liabilities; (ii) accept, substitute, release or surrender any security for the Liabilities; (iii) accept other guarantors; and (iv) release any person primarily or secondarily liable on the Liabilities (including the Company and any maker, indorser or guarantor).

    (b)    The liability of Guarantor under this Guaranty shall in no way be affected or impaired by any failure or delay in enforcing payment of the Liabilities or this Guaranty or any security therefor or herefor, or in exercising any right or power in respect thereto or hereto, or by any compromise, waiver, settlement, change, subordination, modification or disposition of the Liabilities or of any security for the Liabilities or for this Guaranty. In order to hold Guarantor liable hereunder, there shall be no obligation on the part of Lender, at any time, to resort for payment to the Company or any other guaranty or to any security for the Liabilities or this Guaranty, and Lender shall have the right to enforce this Guaranty irrespective of whether or not other proceedings or steps are being taken against any property securing the Liabilities or any other party primarily or secondarily liable on any of the Liabilities.

    (c)    Except as and if otherwise specifically set forth herein, Guarantor irrevocably waives notice of acceptance of this Guaranty, presentment, protest, notice of protest, notice of intent to accelerate, notice of acceleration, demand, diligence, grace, notice of dishonor or default, notice of nonpayment, notice of acceptance, notice of any loans made, extensions granted or other action taken in reliance hereon, and all other demands and notices of any kind in connection with this Guaranty or the Liabilities.

    (d)    Any and all payments upon the Liabilities made by the Company, by Guarantor, or by any other person, and the proceeds of any and all security for any of the Liabilities may be applied by Lender upon such of the items of the Liabilities as it may determine.

    (e)    Until payment and performance in full of the Liabilities, Guarantor waives any claim or other right which Guarantor might now have or hereafter acquire against the Company or any other person primarily or contingently liable on the Liabilities (including any maker, indorser or guarantor) or that arises from the existence or performance of Guarantor’s obligations under this Guaranty, including any right of subrogation, reimbursement, exoneration, contribution or indemnification, or any right of participation in any claim or remedy of Lender against the Company or any security for the Liabilities which Lender now has or hereafter acquires, however arising.

(f)    If any person other than the Company (any such person, a “Third Party Obligor”) shall be obligated in respect of the Liabilities, as a pledgor, a guarantor or otherwise, and shall make any payment in respect of the Liabilities, Guarantor agrees, after payment in full of the Liabilities and termination of all commitments by Lender and Lender Affiliates to extend credit to the Company, to make a contribution to any such Third Party Obligor. The amount of the contribution made by Guarantor shall be an amount sufficient to cause the contributions for payments on the Liabilities made by Guarantor and all such Third Party Obligors to be proportionate to the respective benefits received by Guarantor and the Third Party Obligors. Nothing in this subsection (f) shall limit the obligations of Guarantor to Lender and Lender Affiliates hereunder.

7.    REPRESENTATIONS AND WARRANTIES.

    (a)    Guarantor represents and warrants to, and agrees in favor of, Lender that:

        (i)    (A)    If Guarantor is an organization (including a trust that is a registered organization), then Guarantor is an entity of the type, and is organized under the laws of the jurisdiction, specified in the preamble hereto. Guarantor’s name as shown in the preamble hereto is the full exact name that appears in Guarantor’s organizational documents. If Guarantor is a registered organization, Guarantor’s name as shown in the preamble hereto is as shown on the public organic record most recently filed with or issued or enacted by Guarantor’s jurisdiction of organization which purports to state, amend, or restate Guarantor’s name. If Guarantor is an organization but not a registered organization, if it has only one place of business that place of business is at Guarantor’s address indicated in the preamble hereto, but if it has more than one place of business, its chief executive office is at such address.

            (B)    If Guarantor is a trust which is not itself a registered organization, then: (1) if the Trust Agreement specifies a name for the trust, Guarantor’s name as shown in the preamble hereto is the name so specified; (2) Guarantor has provided the name of its settlor(s) or testator(s) to Lender; and (3) if Guarantor has only one place of business, that place of business is at Guarantor’s address indicated in the preamble hereto, but if it has more than one place of business, its chief executive office is at such address.

            (C)    If Guarantor is a natural person, then:

                (1)    Guarantor’s principal residence is located at the address shown in the preamble hereto; and

                (2)    i.    if Guarantor has a driver’s license or alternative identification that has not expired and that was issued by the state of Guarantor’s principal residence, Guarantor’s name shown in the preamble hereto is exactly the same as shown on that driver’s license or alternative identification card; or

                    ii.    if Guarantor does not have a driver’s license or alternative identification card that has not expired and that was issued by the state of Guarantor’s principal residence, then: (x) Guarantor’s first given name and surname are as shown in the preamble hereto; and (y) if Guarantor obtains a driver’s license or alternative identification card from the state of Guarantor’s principal residence, then Guarantor shall, within thirty (30) days of the issuance of such driver’s license or alternative identification card, provide Lender with a true and accurate copy of such driver’s license or alternative identification card, showing Guarantor’s name and address, the state of issuance and the expiration date thereof; and

                (3)    in any event, Guarantor shall provide Lender notice within thirty (30) days of the happening of each of the following events:

                    i.    Guarantor’s principal residence has changed;

                    ii.    the name of Guarantor on Guarantor’s driver’s license or alternative identification card has changed in any manner, no matter how small;

                    iii.    Guarantor’s driver’s license or alternative identification has been surrendered, suspended, changed or terminated in any manner, no matter how small or for how short a time;

                    iv.    Guarantor’s driver’s license or alternative identification card has expired; or

                    v.    Guarantor has changed his or her first given name or surname, whether as a result of marriage, divorce, legal proceeding or otherwise.

            (D)    The representations and warranties made by Guarantor in (A)-(C) of this (i), as applicable, would have been accurate at all times during the five years and six months prior to the date hereof except as and if Guarantor has specifically notified Lender in writing prior to Guarantor’s execution of this Guaranty.

        (ii)     Guarantor (if Guarantor is not a natural person) and any Subsidiary are validly existing and in good standing under the laws of their state of organization or formation, and are duly qualified, in good standing and authorized to do business in each jurisdiction where failure to do so would reasonably be expected to have a material adverse impact on the assets, condition or prospects of Guarantor.

        (iii)    The execution, delivery and performance of this Guaranty and all Related Documents: are within Guarantor's powers and have been authorized by all necessary action required by law and (unless Guarantor is a natural person) Guarantor’s Constituent Documents; have received any and all necessary governmental approval; and do not and will not contravene or conflict with any provision of law, any Constituent Document or any agreement affecting Guarantor or its property. This Guaranty and all Related Documents are enforceable against Guarantor and/or the applicable Related Parties in accord with their terms, except to the extent, if any, that such enforceability may be limited by equitable principles, whether applied in a court of law or equity, or by bankruptcy, insolvency and other laws affecting creditors’ rights generally.

        (iv)    There has been no material adverse change in the business, condition, properties, assets, operations or prospects of Guarantor since the date of the latest financial statements or other documentation provided by or on behalf of Guarantor to Lender.

        (v)    Guarantor has filed or caused to be filed all foreign, federal, state, and local tax returns that are required to be filed, and has paid or has caused to be paid all of its taxes, including any taxes shown on such returns or on any assessment received by it, to the extent that such taxes have become due.

    (vi)    The execution, delivery and performance of this Guaranty and all Related Documents are in Guarantor’s best interest in its current and future operations and will materially benefit Guarantor. Guarantor has received adequate, fair and valuable consideration, and at least reasonably equivalent value, to enter into and perform this Guaranty and all Related Documents. Guarantor’s assets at fair valuation exceed the sum of Guarantor’s debts. Guarantor is able to pay its debts as they become due. Guarantor does not have unreasonably small capital with which to conduct its business.

8.    GUARANTOR COVENANTS. Guarantor agrees that so long as this Guaranty remains in effect, it will:

    (a)    NOTIFY LENDER IN WRITING AT LEAST SIXTY (60) DAYS IN ADVANCE OF: (i) ANY CHANGE WHATSOEVER IN THE NAME OF GUARANTOR; (ii) ANY CHANGE WHATSOEVER IN THE STATE OR JURISDICTION IN WHICH GUARANTOR IS ORGANIZED OR FORMED OR, IF GUARANTOR IS A NATURAL PERSON, IN WHICH GUARANTOR’S PRINCIPAL RESIDENCE IS LOCATED; (iii) ANY NEW NAMES UNDER WHICH GUARANTOR INTENDS TO DO BUSINESS; OR (iv) ANY NEW ADDRESSES AT OR FROM WHICH GUARANTOR INTENDS TO DO BUSINESS. IF GUARANTOR IS A REGISTERED ORGANIZATION, SUCH AS A CORPORATION, LIMITED LIABILITY COMPANY, OR LIMITED PARTNERSHIP, GUARANTOR AGREES TO NOTIFY LENDER IMMEDIATELY IF GUARANTOR’S STATE OR JURISDICTION OF ORGANIZATION DISSOLVES, SUSPENDS OR TERMINATES GUARANTOR’S EXISTENCE OR PRIVILEGES, OR NOTIFIES GUARANTOR THAT IT IS NOT IN COMPLIANCE WITH ANY REQUIREMENTS OF SUCH STATE OR OTHER JURISDICTION. IF GUARANTOR IS A NATURAL PERSON THE FOREGOING PORTION OF THIS (a) DOES NOT LIMIT GUARANTOR’S AGREEMENTS IN SUBSECTION (a)(i)(C) OF THE SECTION ENTITLED “REPRESENTATIONS AND WARRANTIES.”

    (b)    Furnish (or cause to be furnished) to Lender the financial statements and other information required pursuant to the Loan Agreement between the Company and Lender dated as of April 30, 2020.

    (c)    Furnish (or cause to be furnished) to Lender:

        (i)    Immediately upon the institution of, or any adverse determination in, any litigation, arbitration or governmental proceeding which is material to Guarantor or any Subsidiary on a consolidated basis, written notice describing the same and the steps being taken by Guarantor or any Subsidiary in respect thereof.

        (ii)    From time to time such other information, financial or otherwise, concerning Guarantor or any Related Party as Lender may reasonably request, including fully-completed personal financial statements of any Related Party who is a natural person on Lender's then-current form on and as of such dates as Lender may reasonably request.

    (d)    If Guarantor is not a natural person: (i) preserve and maintain its existence, rights, franchises, licenses and privileges; and (ii) not liquidate, dissolve, merge, or consolidate with or into any other entity, or sell, lease, transfer or otherwise dispose of all or a substantial part of its assets other than in the ordinary course of business as now conducted.

9.    RESERVED.

10.    LENDER MAY ALSO BE FIDUCIARY. Guarantor hereby irrevocably waives, releases and forever relinquishes any claim or right of any nature whatsoever based upon the fact that a trustee or other fiduciary of any Guarantor or Related Party is or may be Lender itself or a Lender Affiliate, and irrevocably consents to any such circumstance. The rights and powers of Lender shall not in any way be restricted by reason of any such present or future circumstance.

11.    ARM’S LENGTH TRANSACTIONS. Guarantor acknowledges and agrees that:

    (a)    The transactions contemplated by the Related Documents are arm's length commercial transactions among Guarantor, Lender and any other parties thereto.

    (b)    In connection with such transactions, Lender is acting solely as a principal and not as an agent or a fiduciary of Guarantor or any Related Party.

    (c)    With respect to any advances of Liabilities or the process leading thereto (whether or not Lender or any Lender Affiliate has advised or is currently advising Guarantor or any Related Party on other matters), Lender has not assumed a fiduciary responsibility in favor of Guarantor or any Related Party or any other obligation of Guarantor or any Related Party.

    (d)    Guarantor and the Related Parties have consulted with their own legal and financial advisors to the extent they deem appropriate in connection with the transactions contemplated by the Related Documents.

12.    NOTICES. Except as and if otherwise provided herein, all notices, requests and demands to or upon the respective parties pursuant hereto shall be in writing and shall be deemed to have been given or made five business days after a record has been deposited in the mail, postage prepaid, or one business day after a record has been deposited with a recognized overnight courier, charges prepaid or to be billed to the sender, or on the day of delivery if delivered manually with receipt acknowledged, in each case addressed or delivered:

    (a)    if to Lender to The Northern Trust Company, Attention: Credit Administration Team, IL-CD-BB-11, 50 South LaSalle, Chicago, IL 60603, with a copy to The Northern Trust Company, Attn: Chief Lending Officer, 2398 E. Camelback Road, Phoenix, AZ 85016; and

    (b)    if to Guarantor to its address indicated in the preamble hereto,

or to such other address as may be hereafter designated in writing by the respective parties hereto by a notice in accord with this Section.

13.    MISCELLANEOUS. Except as and if otherwise specifically agreed in any Related Document, and only as to such Related Document, and to the extent, if any, that the UCC or other law provides for the application of the law of a different state, this Guaranty and the Related Documents shall be: (i) governed by and construed in accordance with the internal law of the State of New York; and (ii) deemed to have been executed in the State of New York. This Guaranty shall bind Guarantor, its(his)(her) heirs, trustees (including successor and replacement trustees), executors, personal representatives, successors and assigns, except that Guarantor may not transfer or assign any rights or obligations hereunder without the prior written consent of Lender. Without limiting Guarantor’s obligations under any other provision hereof, Guarantor agrees to pay upon demand all expenses (including reasonable attorneys' fees, legal costs and expenses, and time charges of attorneys who may be employees of Lender, in each case whether in or out of court, in original or appellate proceedings or in bankruptcy) incurred or paid by Lender in connection with the enforcement or preservation of its rights hereunder or under any Related Document. This Guaranty may be executed in two or more counterparts, and (if there is more than one party) by each party on separate counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Guaranty, whether with or without the remainder hereof, by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart hereof. Time is of the essence in the performance of all obligations under this Guaranty. This Guaranty is, and is intended to take effect as, an instrument under seal. Whenever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity without invalidating the remainder of such provision, the applicability of such provision in any other instance, or the remaining provisions of this Guaranty. To the maximum extent permitted by applicable law, Lender is hereby authorized by Guarantor without notice to Guarantor to fill in any blank spaces and dates herein or in any Related Document to conform to the terms of the transaction and/or understanding evidenced hereby. THIS GUARANTY AND THE RELATED DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AS TO THE SUBJECT MATTER HEREOF AND THEREOF, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

14.    NO PUNITIVE DAMAGES. NO PARTY HERETO MAY SEEK OR RECOVER PUNITIVE DAMAGES IN ANY PROCEEDING BROUGHT UNDER OR IN CONNECTION WITH THIS GUARANTY OR ANY RELATED DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO EXTEND CREDIT SUPPORTED BY THIS GUARANTY.

15.    AUTHORIZATION TO RECORD PHONE CALLS. FOR ITSELF AS WELL AS ANY RELATED PARTY AND ANY AGENT, DIRECTOR, EMPLOYEE, MANAGER, MEMBER, OFFICER, OR PARTNER OF GUARANTOR, AS APPLICABLE, GUARANTOR IRREVOCABLY CONSENTS TO LENDER’S RECORDING OF ANY TELEPHONE CONVERSATION PERTAINING TO THIS GUARANTY.

16.    ANTI-TERRORISM LAW.

    (a)    Lender hereby notifies Guarantor and any Related Party that, pursuant to the requirements of the USA Patriot Act, Lender may be required to obtain, verify and record information that identifies Guarantor and any Related Party, which information may include the name and address of Guarantor and any Related Party and other information that will allow Lender to identify Guarantor and any Related Party in accord with the USA Patriot Act. Guarantor hereby agrees to take any action necessary to enable Lender to comply with the requirements of the USA Patriot Act.

    (b)    Guarantor covenants, represents and warrants as follows:

        (i)    Neither Guarantor nor any Related Party is or, to the best of Guarantor’s knowledge, will be in violation of any Anti-Terrorism Law.

        (ii)    Neither Guarantor nor any Related Party is or, to the best of Guarantor’s knowledge, will be a Prohibited Person.

        (iii)     Neither Guarantor nor any Related Party: (A) conducts any business or engages in any transaction or dealing with any Prohibited Person, including making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person; (B) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or (C) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

        (iv)    Neither Guarantor nor any Related Party will engage in any of the activities described in (iii) of this subsection (b) in the future.

        (v)    Guarantor and each Related Party will ensure that the proceeds of the Liabilities are not used to violate any foreign asset control regulations of the U.S. Office of Foreign Assets Control (“OFAC”) or of any enabling statute or any Executive Order relating thereto.

        (vi)     Guarantor will deliver to Lender any certification or other evidence requested from time to time by Lender in its sole reasonable discretion, confirming Guarantor’s and any Related Party’s compliance with this Section.

        (vii)     Guarantor has implemented procedures, and will consistently apply those procedures while this Guaranty is in effect, to ensure that the representations and warranties in this Section remain true and correct while this Guaranty is in effect.

17.    SAVINGS CLAUSE. Notwithstanding any provision herein contained to the contrary, Guarantor's liability under this Guaranty shall be limited to an amount not to exceed as of any date of determination the amount which could be claimed by Lender from Guarantor under this Guaranty without rendering such claim voidable or avoidable under Section 548 of the Bankruptcy Code (Title 11, U.S.C.) or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law (for purposes of this Section, the “Avoidance Provisions”) after taking into account, among other things, Guarantor's right of contribution and indemnification from each other guarantor, if any. To the end set forth above in this Section, but only to the extent that the obligations of Guarantor hereunder (for purposes of this Section, the “Guarantee Obligations”) would otherwise be subject to avoidance under the Avoidance Provisions, if Guarantor is not deemed to have received valuable consideration, fair value, fair consideration or reasonably equivalent value for the Guarantee Obligations, or if the Guarantee Obligations would render Guarantor insolvent, leave Guarantor with unreasonably small capital to conduct its business, or cause Guarantor to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the Guarantee Obligations is deemed to have been incurred for the purposes of the Avoidance Provisions, then the maximum Guarantee Obligations shall be reduced to that amount which, after giving effect thereto, would not cause the Guarantee Obligations as so reduced to be subject to avoidance under the Avoidance Provisions.

18.    JURISDICTION AND VENUE. Except as and if otherwise specifically agreed in any Related Document, and only as to suits, actions or other proceedings pertaining to such Related Document, Guarantor and (by its acceptance hereof as evidenced by its extension of any Liabilities) Lender:

    (a)    agree irrevocably that all suits, actions or other proceedings with respect to, arising out of or in connection with this Guaranty or any Related Document shall be subject to litigation in courts having situs within or jurisdiction over the Borough of Manhattan, the State of New York;

    (b)    consent and submit to the jurisdiction of any such court; and

    (c)    waive any right to transfer or change the venue of any suit, action or other proceeding brought in accordance with this Section, or to claim that any such proceeding has been brought in an inconvenient forum.

19.    WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, GUARANTOR AND (BY ITS ACCEPTANCE HEREOF AS EVIDENCED BY ITS EXTENSION OF ANY LIABILITIES) LENDER VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT THEY OR ANY OF THEM MAY HAVE TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG GUARANTOR AND LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS GUARANTY, ANY RELATED DOCUMENT, OR ANY RELATIONSHIP BETWEEN LENDER AND GUARANTOR.

To the extent applicable under any state law, Guarantor executed and Lender accepted this Guaranty as of the date stated at the top of the first page, intending to create an instrument executed under seal.

GUARANTOR:

GLOBAL WATER HOLDINGS, INC.

By: /s/ Michael J. Liebman         (SEAL)

Print Name: Michael J. Liebman

Title: First Vice President, Secretary and Treasurer